PROXY

UNITED BANCSHARES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2003

The undersigned, having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 7:30 p.m., April 23, 2003, hereby designates and appoints the Proxy Committee of the Board of Directors, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders, or at any adjournments thereof, such proxy being directed to vote as specified below on the following proposals and, in its discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof, including a proposal to adjourn the meeting:

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this proxy will be voted (i) FOR the proposal to fix the number of Directors at nine, (ii) FOR the election of each of the named nominees to the Board of Directors; (iii) FOR the adoption of the 2003 Employee Stock Purchase Plan; and (iv) FOR the adoption of the 2003 Employee Stock Ownership Plan.

This Proxy is solicited by the Board of Directors.  The Board of Directors recommends a FOR vote on each proposal.

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

ALL FORMER PROXIES ARE HEREBY REVOKED

Please complete, sign, date and promptly mail this proxy in the enclosed postage-paid envelope

Proposal 1.

To fix the number of members of the Board of Directors of United Bancshares, Inc. at nine members:

___ FOR

___ AGAINST

     ____ ABSTAIN

Proposal 2.

To elect the following nominees to the Board of Directors:

Robert L. Benroth	Robert L. Dillhoff	Joe S. Edwards, Jr.
P. Douglas Harter	E. Eugene Lehman	James N. Reynolds
H. Edward Rigel	David P. Roach	Robert M. Schulte

___	FOR the nominees (except as marked to the contrary below)	____	WITHHOLD AUTHORITY for one or more of the nominees

If you wish to withhold authority to vote for any nominee, enter the name(s) on the following line:

_______________________________________________________________

Proposal 3.

To adopt the 2003 Employee Stock Purchase Plan:

___  FOR

____ AGAINST

___ ABSTAIN

Proposal 4.

To adopt the 2003 Employee Stock Ownership Plan:

___ FOR

___ AGAINST

___ ABSTAIN

___________________________________

Signature

Date

___________________________________

Signature

(please sign exactly as your name appears hereon. All joint owners should sign.  When signing in a fiduciary capacity or as corporate officer, please give your full title as such.)